EXHIBIT 3

                              TEXAS STANDARD FORMS
                                COMMERCIAL LEASE

PARTIES: This Lease agreement made and entered into by and between Stanley Jobe hereinafter designated Lessor, and Quality Air Inc. and/or assigns hereinafter designated Lessee, whereby Lessor leases unto the Lessee the following described property:

         Lots 3 to 20 and 41 to 58 Block 15 Westway Unit #2, 8909 Kingsway.

TERM: For the term of (3) months, to begin on the 1st day of February, 1997, and ending on the 30th day of April, 1997, to be continuously used and occupied during the term of this Lease by the Lessee for no other purpose than Storage.

RENTAL: Lessee agrees to pay to Lessor, or his designated agent, at such place as he shall designate in the County wherein the leased land lies, the sum of Five Thousand per month ($5,000.00) Dollars, without demand, in monthly installments in advance on the first day of each month during the term as follows:

         First months rent to be paid upon signing of this Lease in the amount of $5,000.00. This Lease is made in conjunction with a contract to purchase the above subject property. If the property is purchased before the 3 months are up the rent will be prorated from the date of the purchase and if the property is not purchased the lessee may give a 30 day notice to terminate this Lease and the rent will be pro-rated to the termination date. No Security Deposit will be necessary. Lessee accepts the property in its present condition as far as this Lease is concerned. Lessee agrees to pay for all damages it does to the property. Lessee agrees to provide Lessor with General Liability Insurance holding Lessor harmless. Lessee to pay all utilities.

BROKERS COMMISSION: Lessor agrees to pay to Broker whose name(s) appear below as such, a cash commission for negotiating this Lease, at the time this Lease is signed by both Lessor and Lessee, in the sum of $300.00 per month which sum shall irrevocably vest upon the execution hereof, notwithstanding subsequent defaults. In the event the herein described property is sold or exchanged by Lessor to Lessee, his successors or assigns during the term of this Lease, or within ninety days after the termination hereof, Lessor agrees to pay Brokers herein a commission on the gross sales price of 5%. The Broker(s) herein are hereby granted a lien to secure payment of all commissions due hereunder, which lien shall be subordinate to rights of the Lessor herein, banks, insurance companies, savings and loan associations, and similar regulated financing institutions.

REPAIRS: Lessee acknowledges that he has fully inspected the demised premises, and on the basis of such inspection, Lessee hereby accepts the demised premises, and the buildings and improvements situated thereon, as suitable for the purposes for which same are leased, in their present condition, with such changes therein as may be caused by reasonable deterioration between the date hereof and the commencement date of this Lease.

         Lessee shall throughout the term of this Lease take good care of the demised including the buildings and other improvements located thereon, keep them free from waste or nuisance of any kind, and make all necessary repairs, except those expressly required to be made by Lessor. At the end or other termination of this Lease, Lessee shall deliver up the demised premises with all improvements located thereon in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casually only excepted.

ASSIGNMENT: The Lessee shall not assign, sublet, mortgage or pledge this Lease, not let the whole or any part of the demised premises without the Lessor's written consent; nor in any event permit the premises to be occupied for any purpose or business deemed illegal, disreputable, or extra hazardous on account of fire, nor permit anything to be done in or about the demised premises which will in any way increase the rate of fire insurance on the building or on the property kept therein; and in the event that, by reason of acts of the Lessee, there shall be any increase in the rate of insurance on the building or on the contents thereof the Lessee hereby agrees to pay such increase.

LAWS: Lessee agrees to comply with all laws, rules and orders of Federal, State and Municipal Governments and all of their departments applicable to the demised premises; and shall comply promptly with the requirements of the Board of Fire Underwriters. Lessee, at his own expense, will make application for occupancy permit to the municipal authority involved within five (5) days from date. In the event Lessee in unable to obtain an occupancy permit hereunder for any reason, Lessor, at his option shall be given a reasonable time to cure any such defects or declare this Lease null and void.

INDEMNITY: Lessee hereby covenants and agrees at all times to indemnify and save harmless the lessor and the demised premises from [illegeble line of type] and against any cost, liability, or expense arising out of any claims of any person or persons whatsoever by reason of the use or misuse of the demised premises, parking area, or common facilities by lessee or any person or persons holding under lessee, and shall indemnify and save harmless the lessor from any penalty, damage, or charge incurred or imposed by reason of any violation of law or


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ordinance by lessee or any person or persons holding under lessee,  and from any cost, damage, or expense arising out of the death of or injury to any person or persons holding under lessee.

ALTERATIONS: The Lessee shall not made any alterations, additions, or improvements to the demised premises without the prior written consent of the Lessor. All fixtures (including floor coverings), alterations, additions and improvements (except trade fixtures) put in at the expense of the Lessee, shall be the property of the Lessor and shall remain upon and be surrendered with the demised premises as a part thereof at the termination of this Lease.

ENTRY: The Lessor or his representatives shall have the right to enter the demised premises at all reasonable times to inspect and examine demised premises and to make alterations, changes, or repairs to the demised premises as are herein required or as Lessor may deem necessary for the preservation of the demised premises. Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. During the last thirty (30) days of the term of this Lease or any extension thereof, the Lessor shall have the right to post "For Lease" and/or "For Sale" signs on the demised premises and during said period the Lessor or his representatives shall have the right to show the demised premises to prospective tenants or purchaser at all reasonable times.

SIGNS: Lessee shall not place any signs or objects on the roof or any part of the exterior of the building (except on the plate glass windows) nor place any signs, show cases, displays or fences on the sidewalks, parking lot, driveways or exterior of any building on the demised premises except as and where first approved in writing by Lessor. Lessee shall remove all signs at the termination of this Lease. Such installation and removals shall be made in such manner as to avoid injury, defacement or overloading of the building or other improvements.

CONDEMNATION: If the whole of the demised premises, or such portion thereof as will make premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the right of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee nor Lessor shall have any rights in any award made to the other by any condemnation authority.

NOTICE: Any demand to be made or notice to be given hereunder shall be made on, or given to the Lessee either personally, or, at the Lessor's option, by sending a copy of such demand or notice by mail addressed to the Lessee at the demised premises.

WAIVER: No waiver at any time of the right to terminate this Lease shall impair the right of the Lessor to insist upon such termination in the event of subsequent breach or default by Lessee, nor shall the acceptance of rent at any time constitute such waiver of default or waiver of damages, and in addition to any other remedies which the Lessor may have, the Lessor may apply for and obtain an injunction or use any other legal process to enforce the Lessor's rights.

MORTGAGES: This Lease is and shall always be subordinate to any mortgage or mortgages which now or shall at any time be placed upon the demised premises or any part thereof, and the Lessee agrees to execute and deliver any instrument, without cost, which may be deemed necessary to further effect the subordination of this Lease to any such mortgage or mortgages.

LIEN: ALL PROPERTY OF THE LESSEE NOW OR HEREAFTER PLACED IN OR UPON THE DEMISED PREMISES (EXCEPT SUCH PART OF THE MERCHANDISE THAT IS TO BE SOLD FROM TIME TO TIME IN THE ORDINARY COURSE OF TRADE) IS HEREBY SUBJECTED TO A LIEN IN FAVOR OF THE LESSOR AND SHALL BE AND REMAIN SUBJECT TO SUCH LIEN OF THE LESSOR FOR THE PAYMENT OF ALL RENTS AND OTHER SUMS AGREED TO BE PAID BY THE LESSEE HEREIN. SAID LIEN TO BE IN ADDITION TO ANY CUMULATIVE OF THE LANDLORD'S LIEN PROVIDED BY LAW.

POSSESSION: If, for any reason, the premises herein demised shall not be ready for occupancy by the Lessee at the time of the commencement of this Lease, this Lease shall not be affected thereby, nor shall the Lessee have any claim against the Lessor by reason thereof, but no rent shall be payable for the period during which the premises shall not be ready for occupancy; and all claims for damages arising out of such delay are waived and released by the Lessee. Rent for any fractional month at the beginning or the end of the Lease term shall be prorated.

FIRE CLAUSE: In the event that the premises hereby demised, or the building of which the same is a part, shall be partially damaged by fire, the elements, civil disorder, or other casualty, the Lessee shall give immediate notice thereof to the Lessor and the same shall be repaired at the expense of the Lessor without unreasonable delay. Lessee shall receive an abatement of rent proportionate to the damage to the demised premises; and in the event that the damage should be so extensive as to render the demised premises untenantable, the rent shall cease until


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such time as the premises  shall again be put into  repair,  but in the event of the building being damaged by fire or otherwise to such an extent as to render it necessary in the judgment of the Lessor not to rebuild the same (and whether or not the demised premises be affected), then, at the option of the Lessor, and upon notice to Lessee, and from thenceforth this Lease shall cease and come to an end, and the rent shall be apportioned and paid up to date of such damage. If Lessor elects to rebuild the premises and continue this Lease, Lessor shall notify Lessee of such intention within thirty (30) days of the date of the damage; otherwise, this Lease shall be deemed canceled and of no further force and effect.

DEFAULT: In the event that the Lessee shall default in the prompt payment of rent when the same is due, or shall violate or omit to perform any of the provisions of this Lease herein contained, or in the event that the Lessee shall abandon the business or the premises or leave them vacant, Lessor may, if he so elects, send written notice of such default, violation or omission to the Lessee, by mail or otherwise, at the demised premises, and unless Lessee shall have completely cured or removed said default within ten (10) days after the sending of such notice by Lessor, Lessor may thereupon re-enter the demised premises, by summary proceedings or by force or otherwise without being liable for prosecution therefor, take possession of said premises and remove all persons and property therefrom, and may elect to either cancel this Lease or relet the premises as agent for the Lessee or otherwise, and receive the rent therefor, applying the same first to the payment of such expenses as the Lessor may be put to in entering and letting; and then to the payment of the rent payable under this Lease and the fulfillment of the Lessee's covenants hereunder; the balance (if any) to be paid to the Lessee who shall remain liable for any deficiency. On any sums due under the terms of this Lease placed in the hands of an attorney after default or collected through any judicial probate or bankruptcy proceedings, Lessee agrees to pay a reasonable attorney's fee, together with all court costs. Past due installments of rent shall bear interest at the rate of eight (8) per cent per annum until paid. In the event the Lessee shall continue to hold the demised premises, after demand therefor by Lessor, at the termination of this Lease, or for default or breach of this Lease, that the Lessor shall be entitled to institute and maintain a Forcible Entry and Detainer suit in the Justice Court and obtain a writ of possession for the demised premises.

BANKRUPTCY: In the event that the Lessee shall become bankrupt, voluntary or involuntary, or shall make a voluntary assignment for the benefit of creditors, or in the event that a receiver for the Lessee shall be appointed, then, at the option of the Lessor and upon ten (10) days notice to the Lessee or Lessee's representative, of the exercise of such notice, this Lease shall cease and come to an end.

SEVERABILITY: In the event of litigation on this instrument and should one or more clauses be found invalid all other provisions of the lease are to stand as written.

TAXES: Lessor agrees to pay before they become delinquent all real property taxes and assessments lawfully levied or assessed against the demised premises or any part thereof, provided, however, Lessor may, at his sole expense dispute and contest same, and in such case, such disputed item need not be paid until finally adjudged to be valid. If after one year from the commencement date of this Lease, the real estate taxes on the demised premises are increased by any taxing authority at any time during the remaining portion of the primary term or any renewal or extension thereof, Lessee agrees to pay to Lessor upon demand, and as additional rental, an amount monthly equal to 1/12 of said increase. Lessee shall pay all taxes levied against personal property, trade fixtures and inventory placed by Lessee in, on or about the demised premises.

BINDING UPON PARTIES: The Covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

         This Lease contains the entire agreement between the parties hereto, and no representations, warranties, express or implied, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

EXECUTED in ----- original copies this the -- day of -------, 199-.

/s/ Stanley Jobe                             /s/
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    STANLEY JOBE                                 Lessee, Quality Air Inc.


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Broker(s)


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